DELOITTE & TOUCHE LLP
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          Suite 3900                    Telephone: (503) 222-1341
          111 SW Fifth Avenue           Facsimile: (503) 224-2172
          Portland, Oregon 97204-3698


                                                     EXHIBIT 23


 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in Registration Statement Nos. 33-63017 and 33-63585, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendment No. 2 to Registration Statement No. 2-77195 on Form S-8 and in Registration Statement Nos. 33-64014, 33-51271, and 33-53795, and Post-Effective Amendment No. 1 to Registration Statement Nos. 33-1304 and 33-20384 on Form S-3 of our report dated May 2, 1996 appearing in this Form 11-K of Northwest Natural Gas Company Retirement K Savings Plan for the year ended December 31, 1995.


 DELOITTE & TOUCHE LLP
 June 21, 1996